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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-72086, No. 33-86040, No. 333-05643, No. 333-56215 and No. 333-42708 of The
Talbots, Inc. and its subsidiaries on Forms S-8 of our reports dated March 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended February 3, 2001.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 26, 2001